Exhibit 5.1

Mayer Brown LLP 700 Louisiana Street Suite 3400 Houston, Texas 77002-2730 Main Tel +1 713 238 3000 Main Fax +1 713 238 4888 www.mayerbrown.com

February 7, 2013

Noble Energy, Inc. 100 Glenborough Drive, Suite 100 Houston, Texas 77067

Ladies and Gentlemen:
We have acted as counsel to Noble Energy, Inc., a Delaware corporation ("Noble") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed by Noble with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities:

(i)    one or more series of debt securities of Noble (the "Debt Securities");

(ii)    shares of common stock, par value $0.01 per share, of Noble, including shares of common stock issuable upon conversion or exercise of other securities described herein to be offered and sold by Noble (the "Common Stock");

(iii)    shares of preferred stock, par value $1.00 per share, of Noble, including shares of preferred stock issuable upon conversion or exercise of other securities described herein (the "Preferred Stock"); and

(iv)    warrants (the "Warrants") for the purchase of Debt Securities, Common Stock or Preferred Stock.

The Debt Securities, the Common Stock, the Preferred Stock, and the Warrants are collectively referred to herein as the "Securities."

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Debt Securities will be issued under an indenture (the "Indenture") dated February 27, 2009 between Noble and Wells Fargo Bank, National Association, as trustee (the "Trustee").

The Warrants may be issued pursuant to one or more warrant agreements (the terms and conditions of which will be set forth in one or more prospectus supplements relating to the issuance of Warrants) entered into between Noble and a financial institution identified therein as warrant agent, as such warrant agreements may be supplemented from time to time (each such warrant agreement, a "Warrant Agreement").

Mayer Brown LLP
Noble Energy, Inc.
February 7, 2013
Page 2
The board of directors of Noble (or a committee thereof) has taken and will take from time to time corporate action relating to authorization of the issuance of the Securities (the "Corporate Proceedings"). Certain terms of the Securities may be established by certain officers of Noble who will be authorized by the Corporate Proceedings.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
In rendering the opinions expressed herein, we have examined (i) the Registration Statement, (ii) the certificate of incorporation of Noble and all amendments thereto; (iii) the bylaws of Noble and all amendments thereto; (iv) the Indenture; and (v) resolutions of the board of directors of Noble relating to the offering of the Securities. We have also examined originals, or duplicates or conformed copies, of such other documents, corporate records, agreements and other instruments, and have made such other investigations, as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion letter (but not as to legal conclusions), we have relied upon certificates or comparable documents of public officials and upon oral or written statements and representations of officers and representatives of Noble.
In expressing the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true, complete and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each natural person signing any document reviewed by us in a representative capacity had authority to sign in such capacity, and (vii) the Securities will be issued and sold in the manner described in the Registration Statement and the appropriate prospectus supplement, pricing supplement and/or term sheet relating thereto.
Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:
(1)    upon the completion of the Corporate Proceedings relating to a particular issuance and sale of a series of the Debt Securities, the execution and delivery of the Indenture and any applicable supplement to the Indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of Debt Securities, will be duly authorized and will be binding obligations of Noble enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity;

Mayer Brown LLP
Noble Energy, Inc.
February 7, 2013
Page 3
(2)    upon the completion of the Corporate Proceedings relating to a particular issuance and sale of shares of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of Noble that are exchangeable or convertible into Common Stock, or (iii) upon the exercise of any validly issued Warrants to purchase Common Stock) and the due execution, countersignature and delivery of the shares of Common Stock, the Common Stock, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;
(3)    upon the completion of the Corporate Proceedings relating to a particular issuance and sale of a series of the Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (i) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of Noble that are exchangeable or convertible into Preferred Stock or (ii) upon the exercise of any validly issued Warrants for the purchase of Preferred Stock), the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable; and
(4)    upon the completion of the Corporate Proceedings relating to a particular issuance and sale of Warrants, the execution and delivery of a Warrant Agreement relating to the Warrants in a form to be included as an exhibit to the Registration Statement, the due execution, countersignature and delivery of the Warrants in the applicable form and as contemplated by the Registration Statement, the Warrants when sold in exchange for the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to the Warrants will be duly authorized, legally issued, fully paid and nonassessable.
This opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).
The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

Mayer Brown LLP
Noble Energy, Inc.
February 7, 2013
Page 4
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to our reference under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ Mayer Brown LLP
Mayer Brown LLP